Exhibit 10.4

EXECUTION VERSION

PERFORMANCE GUARANTY

This PERFORMANCE GUARANTY (this “Performance Guaranty”), dated as of December 5, 2014, is made by ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (together with its successors and permitted assigns, the “Performance Guarantor”), in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Financing Agreement defined below (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of the Administrative Agent and the other Secured Parties under the Receivables Financing Agreement defined below.  Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in, or by reference in, the Receivables Financing Agreement defined below.

PRELIMINARY STATEMENTS

(1)           Concurrently herewith, the Performance Guarantor, as buyer, and the various other entities party thereto as originators are entering into that certain Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).  Each entity from time to time party to the Purchase and Sale Agreement as an originator thereunder is herein referred to as an “Originator” and, collectively, as the “Originators”.  Pursuant to the Purchase and Sale Agreement, the Originators will from time to time sell Receivables and Related Rights to the Performance Guarantor.

(2)           Concurrently herewith, the Performance Guarantor, as seller, and AROP Funding, LLC (the “Borrower”), as buyer, are entering into that certain Sale and Contribution Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”).  Pursuant to the Sale and Contribution Agreement, (i) the Performance Guarantor will from time to time sell or otherwise convey Receivables and Related Rights to the Borrower, and (ii) the Performance Guarantor has assigned to the Borrower all its right, title and interest (but none of its obligations) under the Purchase and Sale Agreement.

(3)           Concurrently herewith,  Borrower, Alliance Coal, LLC (“Alliance”), as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”), the Administrative Agent and PNC, as Lender and LC Bank, are entering into to that certain Receivables Financing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), pursuant to which (i) the Lenders may from time to time make Loans to the Borrower, (ii) the Borrower has granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Collateral and (iii) the Servicer will service the Pool Receivables.

(4)           Under the Receivables Financing Agreement, the Borrower has assigned to the Administrator (on behalf of the Secured Parties) a continuing security interest in all its right, title and interest (but none of its obligations) under the Purchase and Sale Agreement and the Sale and Contribution Agreement.

(5)           As of the date hereof, the Performance Guarantor is the direct or indirect owner of more than 98% of the outstanding Capital Stock of Alliance and each other Originator and the Borrower.

(6)           The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Receivables Financing Agreement.

(7)           The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales of Receivables to the Performance Guarantor from time to time, (ii) the Performance Guarantor’s sale of Receivables to the Borrower from time to time, (iii) Alliance’s servicing of the Pool Receivables, (iv) the financial accommodations made by the Lenders to the Borrower from time to time under the Receivables Financing Agreement and (v) the other transactions contemplated under the Purchase and Sale Agreement, the Sale and Contribution Agreement and the Receivables Financing Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1.         Unconditional Undertaking; Enforcement.  The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as holder of a security interest in the Borrower’s rights, interests and claims under the Sale and Contribution Agreement), the Lenders and each of the other Secured Parties the due and punctual performance and observance by Alliance and each other Originator (together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of such Covered Entity to be performed or observed by it under the Purchase and Sale Agreement, the Receivables Financing Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions and exclusions set forth in this Agreement and the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”).  Without limiting the generality of the foregoing, but subject to all of the conditions and exclusions contained in the Sale Agreements, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed such Guaranteed Obligations.  It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Lender, the Borrower or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof.  The Administrative Agent (on behalf of itself, the Lenders and the other Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Lender may have against any Covered Entity, the Borrower, any other Person, the Pool Receivables or any other property.  The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable.  Notwithstanding anything to the contrary herein, it is expressly acknowledged that this Performance Guaranty is a guarantee of performance only and is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for any non-payment or delay in payment of any Pool Receivables solely by reason of the bankruptcy, insolvency or lack of creditworthiness of the related Obligor or the uncollectability of any such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor or any Covered Entity for uncollectible Pool Receivables.

SECTION 2.         Validity of Obligations.  (a) The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by the Borrower) to collect any Pool Receivables or to realize upon any other Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities or the Borrower or any other Person, (iii) the waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by the Borrower) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the Borrower) with respect thereto, (vi) the failure by any Secured Party (or by the Borrower) to take any steps to perfect and maintain perfected its interest in any Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any other assets of any Covered Entity or of the Borrower, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the Borrower or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the Borrower or any of their assets or obligations.  The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty.  The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.

(b)           Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely a Performance Guarantor and shall be paid by the Performance Guarantor forthwith.  The Performance Guarantor further agrees that, to the extent that any Covered Entity, the Borrower or any other Person makes a payment or payments to any Secured Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, the Borrower or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, the Borrower, Person or any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 3.         Reinstatement, etc.  The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), as though such payment had not been made.

SECTION 4.         Waiver.  The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or the Borrower) exhaust any right or take any action against any Covered Entity, the Borrower, any other Person or any property.  The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities and the Borrower, on a continuing basis, all information concerning the financial condition of the Covered Entities and the Borrower, and that it is not relying on any Secured Party to provide such information either now or in the future.

SECTION 5.         Subrogation.  The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or the Borrower) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of the Guaranteed Obligations.

SECTION 6.         Representations and Warranties of the Performance Guarantor.  The Performance Guarantor hereby represents and warrants to the Administrative Agent and each of the other Secured Parties as of the date hereof, on each Settlement Date and on each day on which a Credit Extension shall have occurred under the Receivables Financing Agreement, as follows:

(a)           Organization and Good Standing.  The Performance Guarantor is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)           Due Qualification.  The Performance Guarantor is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents.

(c)           Power and Authority; Due Authorization.  The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary action.

(d)           Binding Obligations.  This Performance Guaranty and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)           No Conflict or Violation.  The execution and delivery of this Performance Guaranty and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Performance Guaranty and the other Transaction Documents and the fulfillment of the terms of this Performance Guaranty and the other Transaction Documents by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Performance Guarantor or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect on the Performance Guarantor.

(f)            Litigation and Other Proceedings.  There is no action, suit, proceeding or investigation pending, or to the Performance Guarantor’s knowledge threatened, against the Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document; or (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or any of the other Transaction Documents.

(g)           No Consents.  The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents.

(h)           Compliance with Applicable Law.  The Performance Guarantor is in compliance in all material respects with the Applicable Law applicable to the Performance Guarantor, its Subsidiaries and their respective businesses and properties.

(i)            Accuracy of Information.  All certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the

Performance Guarantor pursuant to any provision of this Performance Guaranty or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading (provided that with respect to any projected financial information, the Performance Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time).

(j)            No Material Adverse Effect.  Since June 30, 2014 there has been no Material Adverse Effect on the Performance Guarantor.

(k)           Investment Company Act.  The Performance Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(l)            Solvency.  The Performance Guarantor is Solvent.

(m)          Opinions.  The facts regarding the Performance Guarantor, the Borrower, Alliance, the Originators, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with the Receivables Financing Agreement and the Transaction Documents are true and correct in all material respects.

(n)           Anti-Money Laundering/International Trade Law Compliance.  The Performance Guarantor is not a Sanctioned Person.  The Performance Guarantor does not, either in its own right or through any third party, (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law.

(o)           Financial Condition.  The consolidated balance sheets of the Performance Guarantor and its consolidated Subsidiaries as of June 30, 2014 and the related statements of income and shareholders’ equity of the Performance Guarantor and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Lenders, present fairly in all material respects the consolidated financial position of the Performance Guarantor and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(p)           Separateness.  The Performance Guarantor is aware that the Administrative Agent and the other Secured Parties have entered into the Receivables Financing Agreement in reliance on the Borrower being a separate entity from the Performance Guarantor and the Performance Guarantor’s other Affiliates (including, without limitation, the Covered Entities) and Performance Guarantor has taken such actions and implemented such procedures as are necessary on its part to ensure that the Performance Guarantor and each of its Affiliates

(including, without limitation, the Covered Entities) will take all steps necessary to maintain the Borrower’s identity as a separate legal entity from the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities) and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities).

(q)           ERISA.

(i)            Each of Performance Guarantor and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which Performance Guarantor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA (a “Plan”) and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.  No Reportable Event has occurred during the past five years other than a Reportable Event that would not reasonably be expected to have a Material Adverse Effect.  The excess of the present value of all benefit liabilities under each Plan of Performance Guarantor and the ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to such Plan), over the value of the assets of such Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed, would not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to each such Plan) over the value of the assets of all such under funded Plans, determined as of the most recent annual valuation dates applicable thereto for which valuations have been completed, would not reasonably be expected to have a Material Adverse Effect.  None of Performance Guarantor or the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or would reasonably be expected to have, through increases in the contributions required to be made to such Plan or otherwise, a Material Adverse Effect.

(ii)           Each of Performance Guarantor and the ERISA Affiliates is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(r)            Preliminary Statements.  The statements set forth in the preliminary statements to this Performance Guaranty are true and correct.

(s)            Reaffirmation of Representations and Warranties.  On the date of each Credit Extension, on each Settlement Date and on the date each Information Package is delivered to the Administrative Agent or any Lender hereunder, the Performance Guarantor shall be deemed to have certified that all representations and warranties of the Performance Guarantor hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date).

SECTION 7.         Certain Covenants.  The Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, the Performance Guarantor will observe and perform all of the following covenants.

(a)           Ownership and Control.  The Performance Guarantor shall continue to own, directly or indirectly, 98% or more of the issued and outstanding Capital Stock and other equity interests of each Originator and Alliance.  Without limiting the generality of the foregoing, the Performance Guarantor shall not permit the occurrence of any Change in Control.

(b)           Existence and Good Standing.  The Performance Guarantor will comply in all material respects with all Applicable Laws, and preserve and do all things as are necessary to maintain its corporate existence, rights, franchises, qualifications, privileges and good standing.  The Performance Guarantor also will ensure that it has the right and is duly qualified to conduct its business as it is presently conducted in all applicable jurisdictions, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

(c)           Compliance with Laws.  The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents to which it is a party.

(d)           Sale of Assets.  The Performance Guarantor will not, and will not permit any Covered Entity to, directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets (other than (x) in accordance with the Transaction Documents, (y) pursuant to the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed or (z) a sale, transfer, assignment, conveyance or leasing of assets to Performance Guarantor or any of its Subsidiaries where the Administrative Agent has (1) received 30 days’ prior notice thereof, (2) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Administrative Agent shall reasonably request and (3) been satisfied that all other action to perfect and protect the interests of the Administrative Agent, on behalf of the Credit Parties, in and to the Receivables to be sold by it under the Transaction Documents and other Related Rights, as reasonably requested by Administrative Agent shall have been taken by, and at the expense of Performance

Guarantor or such Covered Entity (including the filing of any UCC financing statements, if applicable, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to the Transaction Documents)).

(e)           Actions Contrary to Separateness.  The Performance Guarantor will not take any action inconsistent with the terms of Section 8.03 of the Receivables Financing Agreement.

(f)            Anti-Money Laundering/International Trade Law Compliance.  The Performance Guarantor shall not become a Sanctioned Person.  The Performance Guarantor, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.   The Performance Guarantor shall comply with all Anti-Terrorism Laws.  The Performance Guarantor shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

(g)           Payments on Receivables; Lock-Box Accounts.  If any payments on the Pool Receivables or other Collections are received by the Performance Guarantor, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box Account.

(h)           Further Assurances.  The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty.  Without limiting the foregoing, the Performance Guarantor hereby agrees from time to time, at its own expense, promptly to provide such information (including non-financial information) with respect to itself and each Covered Entity as the Administrative Agent may reasonably request.

SECTION 8.         Amendments, Etc.  No amendment or waiver of any provision of this Performance Guaranty, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.         Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic mail) and mailed, sent or delivered to it (a) if to the Administrative Agent, to its address specified for notices in the Receivables Financing Agreement, (b) if to any other Secured Party, to the Administrative Agent on such Secured Party’s behalf at the address specified for notices to the Administrative Agent in the Receivables Financing Agreement and (c) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address as the relevant party specified to the other from time to time in writing:

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile:  918-295-7361

Attn:  Cary P. Marshall

with a copy to:

1146 Monarch St.Lexington, Kentucky 40513

Facsimile:  859-223-3057

Attn:  R. Eberley Davis

Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 10.       No Waiver; Remedies.  No failure on the part of the Borrower or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

SECTION 11.       Continuing Agreement; Third Party Beneficiaries; Assignment.  This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders, the other Secured Parties and their respective successors and assigns.  Without limiting the generality of the foregoing clause (iii) upon any assignment by a Lender permitted pursuant to the Receivables Financing Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise.  Each of the parties hereto hereby agrees that each of the Lenders and the Secured Parties shall be a third-party beneficiary of this Performance Guaranty.  The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion.  Any payments hereunder shall be made in full in U.S. dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. dollars required hereunder.

SECTION 12.       Mutual Negotiations.  This Performance Guaranty is the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same.  Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 13.       Costs and Expenses.  The Performance Guarantor hereby agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Performance Guaranty.  In addition, the Performance Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty. Notwithstanding the foregoing, the Attorney Costs for preparation, negotiation, execution and delivery of this Performance Guaranty and the other Transaction Documents on and prior to the Closing Date shall be limited to the extent set forth in that certain letter agreement, dated September 11, 2014, by and between PNC Capital Markets LLC and Alliance Resource Partners, L.P.

SECTION 14.       GOVERNING LAW.  THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

SECTION 15.       CONSENT TO JURISDICTION.  (i) THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY, AND THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE PERFORMANCE GUARANTOR, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY SECURED PARTY, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE PERFORMANCE GUARANTOR OR ANY OF ITS RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii)           THE PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 9.  NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 16.       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 17.       Set-off Rights of Secured Parties.   The Administrative Agent and the other Secured Parties may from time to time following the demand therefore by such Person, set-off and apply any liabilities any such Person may have to the Performance Guarantor (including liabilities in respect of any monies deposited with it by the Performance Guarantor) against any and all of the obligations of the Performance Guarantor to such Person now or hereafter existing under this Performance Guaranty.

SECTION 18.       Severability. If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by Applicable Law.

SECTION 19.       Counterparts.  This Performance Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Performance Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ALLIANCE RESOURCE OPERATING PARTNERS, L.P., as Performance Guarantor

By:	Alliance Resource Management GP, LLC, its general partner

By:	/s/ R. EBERLEY DAVIS
Name:	R. Eberley Davis
Title:	Senior Vice President, General Counsel and Secretary

Performance Guaranty

(Alliance)

S-1

Accepted as of the

date hereof:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ MARK FALCIONE
Name:	Mark Faclcione
Title:	Executive Vice President

Performance Guaranty

(Alliance)

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